                                                                    EXHIBIT j(2)

                     [PricewaterhouseCoopers LLP letterhead]

                       Consent of Independent Accountants


We hereby consent to the use in the Statement of Additional Information constituting part of the Registration Statement on Form N-1A (the "Registration Statement") of our report dated February 20, 2004, relating to the consolidated financial statements of NYLIFE LLC and Subsidiaries, which appear in such Statement of Additional Information.




/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


New York, New York
February 26, 2004